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                                                                    EXHIBIT 99.2


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
I.R.S.C., Inc.

         We have audited the consolidated statements of income, stockholders' equity and cash flows of I.R.S.C., Inc. and subsidiaries ("IRSC") for the year ended December 31, 1998 (not presented separately herein). These consolidated financial statements are the responsibility of IRSC's management. Our responsibility is to express as opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standard generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of IRSC for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States of America.


                                         /s/ Corbin & Wertz

Irvine, California
August 12, 1999